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                                                                  EXHIBIT 23.1
                CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

We consent to incorporation herein by reference of our report dated June 11, 1999, except as to note 8, which is as of July 20, 1999, relating to the balance sheets of Viador Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, which appears in the registration statement (No. 333-84041) on Form S-1 of Viador Inc.



/s/ KPMG LLP
Mountain View, California
November 29, 1999